UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

          On May 18, 2009, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Supplemental Compensation Agreement (the “Agreement”) with Robert P. Martin, whereby Mr. Martin is to provide specific services to the Company in his role as an executive officer of the Company, in connection with and in support of the Company’s continued financing and debt conversion efforts. Mr. Martin is the President of the Company.

          As compensation for his services, Mr. Martin will receive 1,500,000 shares of Company common stock valued at a 50% discount to the trailing twenty day Company common stock average price from the date of Board approval of such compensation package, totaling $11,835 (“Initial Compensation”). Such Initial Compensation shall serve to offset the expenses incurred by Mr. Martin in his attempt to help secure the Company future financing. Pursuant to the Agreement, Mr. Martin will be obligated to incur expenses or purchase Company debt up to the full value of the Initial Compensation.

          In addition, Mr. Martin will be eligible to receive 1,500,000 warrants to purchase Company common stock upon the acquisition of $200,000 in financing for the Company or in connection with a property transaction related to the Mineral Ridge mining property, or the retirement of up to $500,000 of the Company’s existing debt, that are a result of Mr. Martin’s efforts (“Subsequent Compensation”). Pursuant to the Agreement, the warrants associated with the Subsequent Compensation will vest pro-rata as efforts are made to secure the $200,000 financing, the property transaction or $500,000 debt reduction, respectively, and will have an exercise price of $0.0079.

          Furthermore, for all financing obtained by Mr. Martin’s efforts resulting in the Company receiving at least $200,000, the completion of a property transaction or resulting in the retirement of the Company’s existing debt in excess of $500,000, Mr. Martin will be eligible for certain additional compensation to be determined by the Company’s Board of Directors, payable in cash or in restricted Company common stock at a 20% discount to the closing market price of the Company’s common stock at the time of closing.

          The Company has agreed that it will use its best efforts to register the stock issued in connection with the Initial Compensation pursuant to an applicable registration statement filed with the SEC.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Supplemental Compensation Agreement dated May 18, 2009

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	May 21, 2009	By: /s/ David A. Caldwell
David A. Caldwell
Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Supplemental Compensation Agreement dated May 18, 2009

4